SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the

                       Securities Exchange Act of 1934

              Date of Report (Date of earliest event reported):

                             September 28, 1995

                          ALPHA 1 BIOMEDICALS, INC.
              (Exact name of registrant as specified in its charter)

                                  DELAWARE

                 (State or other jurisdiction of incorporation)

                                   0-15070
                          (Commission File Number)

                                  52-1253406
                    (IRS Employer Identification Number)

                          Two Democracy Center
                          6903 Rockledge Drive
                          Suite 1200
                          Bethesda, MD  20817
       (Address, including Zip Code, of principal executive offices)

           Registrant's telephone number, including area code:
                          (301) 564-4400

  Item 5.  Other Events

           The Press Release dated September 28, 1995 for Alpha 1
           Biomedicals, Inc. attached as Exhibit 1 is incorporated by reference.

  Item 7.  Exhibits

          (1) Press Release, dated September 28, 1995


           SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




           Date:  September 29, 1995     ALPHA 1 BIOMEDICALS, INC.

           By:  /s/ R.J. Lanham

           R.J. Lanham
           Vice President and
           Chief Financial Officer



  FOR IMMEDIATE RELEASE

  CONTACT:Michael L. Berman, Ph.D.                 R.J. Lanham
          President and                            Vice President and
          Chief Executive Officer                  Chief Financial Officer
          301-564-4400                             301-564-4400


                         ALPHA 1 BIOMEDICALS
                    SETTLES SECURITIES LITIGATION

Bethesda, Maryland, September 28, 1995 -- Alpha 1 Biomedicals, Inc. (OTC Bulletin Board: ALBM). Michael L. Berman, Ph.D., President and Chief Executive Officer announced today the settlement, subject to final court approval, of a securities class action suit that had been filed against the Company in connection with certain public statements concerning the product Thymosin alpha 1. In a stipulation of settlement filed on September 26, 1995, with the United States District Court for the District of Maryland, the plaintiff class agreed to the dismissal of their complaint with prejudice and release the Company from all claims in exchange for a settlement payment of $100,000 in cash and 500,000 shares of Alpha 1 common stock.

In March 1995, the District Court issued an order dismissing a substantial portion of the plaintiffs' claims. In announcing the settlement of this action, Dr. Berman stated that "the Company continues to believe that the remaining claim is without merit." Dr. Berman further stated that "the Company is entering into this settlement solely to avoid the distraction and continuing costs of this litigation and to allow the Company to focus its attention on its future business prospects."

In September, 1994, the Company completed the licensing of the worldwide rights to Thymosin alpha 1 to SciClone Pharmaceuticals, Inc. Alpha 1 currently is directing its efforts towards the development of Thymosin beta 4, a novel actin-sequestering peptide, which could have applications in the treatment of cystic fibrosis, sepsis, adult respiratory distress syndrome, chronic bronchitis and asthma.